                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             1-800 CONTACTS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                             1-800 CONTACTS, INC.
                     66 E. Wadsworth Park Drive, 3rd Floor
                              Draper, Utah 84020
                           Telephone: (801) 924-9800


                                                                 April 22, 1999

Dear Shareholder:

  You are cordially invited to attend the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of 1-800 CONTACTS, INC. ("1-800 CONTACTS"), which is scheduled to be held on Friday, May 21, 1999, at 10:00 a.m. (Mountain time) at our executive offices, 66 E. Wadsworth Park Drive, 3rd Floor, Draper, Utah 84020.

  At the meeting, we will report to you on current business conditions and our recent developments. Members of the Board of Directors and our executive officers will be present to discuss the affairs of 1-800 CONTACTS with you.

  We have enclosed a copy of our 1998 Annual Report for the fiscal year ended January 2, 1999 with this letter, notice of annual meeting of stockholders and proxy statement. If you would like another copy of the 1998 Annual Report, please contact Scott S. Tanner, Chief Financial Officer, and you will be sent one.

  It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

  On behalf of our Board of Directors and management, I would like to thank you for choosing to invest in 1-800 CONTACTS. We are very excited about our future and are looking forward to our first annual meeting since the successful completion of our initial public offering in February 1998.

                                          Sincerely,

                                          /s/ Jonathan C. Coon

                                          Jonathan C. Coon
                                          President and Chief Executive
                                           Officer

                             1-800 CONTACTS, INC.
                     66 E. Wadsworth Park Drive, 3rd Floor
                              Draper, Utah 84020
                           Telephone: (801) 924-9800

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 May 21, 1999

  The 1999 Annual Meeting of Stockholders of 1-800 CONTACTS, INC., a Delaware corporation ("1-800 CONTACTS"), is scheduled to be held on Friday, May 21, 1999, at 10:00 a.m. (Mountain time) (the "Annual Meeting"), at our executive offices, 66 E. Wadsworth Park Drive, 3rd Floor, Draper, Utah 84020 for the purpose of:

(1) Electing two (2) Class I Directors to serve until the annual meeting of stockholders in 2002 and until their successors are duly elected and qualified or until their earlier removal or resignation (the Board of Directors recommends a vote FOR the nominees named in the attached proxy statement proposal);

(2) Ratifying the appointment of Arthur Andersen LLP as the independent accountants of 1-800 CONTACTS for the fiscal year ending January 1, 2000 (the Board of Directors recommends a vote FOR this proposal); and

(3) Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on April 14, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors



                                          /s/ John F. Nichols

                                          John F. Nichols
                                          Secretary
April 22, 1999
  Enclosed with this Notice of Annual Meeting of Stockholders is a Proxy Statement and related proxy card with a return envelope. Our 1998 Annual Report for our fiscal year ended January 2, 1999 is also enclosed. The 1998 Annual Report contains financial and other information about us, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.

 EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                             1-800 CONTACTS, INC.
                     66 E. Wadsworth Park Drive, 3rd Floor
                              Draper, Utah 84020
                           Telephone: (801) 924-9800

                                PROXY STATEMENT

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                ON MAY 21, 1999

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of 1-800 CONTACTS, INC., a Delaware corporation ("1-800 CONTACTS"), of proxies to be used at our annual meeting of stockholders scheduled to be held on May 21, 1999 (the "Annual Meeting"). This Proxy Statement and the related proxy card are being mailed to holders of the common stock, par value $0.01 per share, of 1-800 CONTACTS (the "Common Stock"), commencing on or about April 23, 1999. References in this Proxy Statement to "we," "our" or "us" refer to 1-800 CONTACTS, unless otherwise noted.

  If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to us or by submission of a later-dated proxy.

  Stockholders of record of the Common Stock at the close of business on April 14, 1999 will be entitled to vote at the Annual Meeting. On that date, we had 6,275,364 shares of Common Stock outstanding. A list of our stockholders will be open to the examination of any stockholders, for any purpose germane to the meeting, at 1-800 CONTACTS's headquarters for a period of ten (10) days prior to the meeting. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the stockholders' voting. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. In accordance with the General Corporation Law of the State of Delaware (the "DGCL"), properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes"), will be considered "present" for the purposes of determining whether a quorum has been achieved at the Annual Meeting. The Board recommends that the stockholders vote FOR Proposals 1 and 2.

  The two nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting but not voted for any reason have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. All other matters to be considered at the Annual Meeting require for approval the favorable vote of a majority of the shares entitled to vote at the meeting either in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of Directors. If any proposal at the Annual Meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under the DGCL and therefore have the effect of a vote against such proposal. Broker nonvotes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval under the DGCL.

  The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted:

  (1) for the nominees for Director named in this Proxy Statement;

(2) for the ratification of the appointment of Arthur Andersen LLP as independent certified public accountants; and

(3) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Annual Meeting or any adjournment or postponement thereof.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  The Board is currently comprised of five (5) Directors who are divided into three (3) classes. The term of each class expires in a different year. The Board has nominated and recommends a vote FOR the election of the two (2) nominees set forth below, which have agreed to serve as a Director if elected. Each nominee currently serves as a Director of 1-800 CONTACTS. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the persons named on the enclosed proxy card may substitute another person as a nominee or may add or reduce the number of nominees to such extent as they shall deem advisable. At the Annual Meeting, two (2) Directors are to be elected as members of Class I to serve until the annual meeting in 2002 and until their successors are elected and qualified or until their earlier removal or resignation.

  Subject to rights of holders of any series of preferred stock to fill newly created directorships or vacancies, any newly created directorships resulting from an increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, disqualification or removal for cause shall be filled by a vote of majority of the total number of Directors then in office.

  Information regarding our Director nominees is set forth below:

Name                                 Age Postion
----                                 --- -------
John F. Nichols.....................  38 Vice President, Operations and Director
Scott S. Tanner.....................  38 Chief Financial Officer and Director

Information regarding our Directors not subject to reelection at the Annual Meeting is set forth below:

Name                                 Age Position
----                                 --- --------
                                         President, Chief Executive Officer and
Jonathan C. Coon....................  28 Director
Stephen A. Yacktman (1) (2).........  28 Director
E. Dean Butler (1) (2)..............  54 Director

--------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

  There are no family relationships between or among any of our Directors or executive officers.

Director Nominees (Class I Directors)

  John F. Nichols is a co-founder of 1-800 CONTACTS and currently serves as Vice President, Operations and Director. Mr. Nichols is a certified optician in the State of California and was the owner of the Discount Lens Club from 1991 until February 1995. Mr. Nichols worked with Bausch & Lomb as a Senior Sales Representative from 1989 to 1991.

  Scott S. Tanner has served as the Chief Financial Officer and a Director of 1-800 CONTACTS since November 1997. Prior to joining us, Mr. Tanner served as the Chief Financial Officer of Country Club Foods, Inc., a Utah-based snack food manufacturer and distributor, from 1995 to 1997. Prior to that, Mr. Tanner served in various management positions at Apple Computer, Inc. from 1988 to 1995 and worked at Peat, Marwick & Mitchell & Co. in San Francisco from 1984 to 1986. Mr. Tanner received a Bachelor's Degree from Stanford University and a MBA from Harvard University. Mr. Tanner served as an executive officer of Country Club Foods, Inc. at the time it filed a voluntary petition under chapter 11 of the United States Bankruptcy Code in November 1995.

Class II Directors (Term Expiring at the 2000 Annual Meeting)

  Stephen A. Yacktman has served as a Director of 1-800 CONTACTS since February 1996. Mr. Yacktman is currently a Vice President at Yacktman Asset Management Co., an investment advisory company, where he has been employed since 1993. Mr. Yacktman's responsibilities include portfolio management, stock analysis and trading. Mr. Yacktman holds a Bachelor's Degree in economics and an MBA from Brigham Young University.

  E. Dean Butler has served as a Director of 1-800 CONTACTS since January 1998. Mr. Butler currently serves as Chairman of Winning Vision Services Ltd., a United Kingdom-based operator of optical superstores in the former Soviet Union. Mr. Butler served as Vice Chairman of Grand Vision, the largest retail optical group in Europe from late 1997 to mid-1998. In 1988, Mr. Butler founded Vision Express in Europe, which merged with the French retail group, GPS, to form Grand Vision in late 1997. In 1983, Mr. Butler founded LensCrafters and served as its Chief Executive Officer until 1988. Prior to 1983, Mr. Butler was employed by Procter & Gamble in various marketing positions since 1969.

Class III Directors (Term Expiring at the 2001 Annual Meeting)

  Jonathan C. Coon is a co-founder of 1-800 CONTACTS and currently serves as our President, Chief Executive Officer and a Director. Mr. Coon received his Bachelor's Degree from Brigham Young University in 1994 and has substantially completed studies for an MBA at Brigham Young University. Mr. Coon has six years of experience in the contact lens distribution industry.

Compensation of Directors

  We currently do not pay a cash salary or annual retainer to our Directors. In January 1998, we granted options to purchase an aggregate of 71,979 shares of Common Stock to Mr. Butler. Such options have an exercise price equal to $11.00 per share and vest in three equal installments beginning on the first anniversary of their grant date. In February 1999, we granted options to purchase 2,000 shares of Common Stock to both Messrs. Butler and Yacktman. These options have an exercise price of $12.5625 per share and vest in three equal installments beginning on the first anniversary of their grant date. We reimburse all Directors for reasonable expenses incurred in attending Board meetings. The Directors do not receive any additional compensation for committee participation.

Committees and Directors' Meetings

  The Board has two standing committees: the Audit Committee and the Compensation Committee.

  The Audit Committee is authorized to make recommendations to the Board regarding the independent auditors to be nominated for election by the stockholders and to review the independence of such auditors, approve the scope of the annual audit activities of the independent auditors, approve the audit fee payable to the independent auditors and review such audit results. Arthur Andersen LLP presently serves as the independent accountants of 1-800 CONTACTS. The Audit Committee is currently comprised of Messrs. Stephen A. Yacktman and E. Dean Butler. The Audit Committee met on three occasions in 1998.

  The Compensation Committee is authorized to make recommendations to the full Board relating to: (1) the compensation arrangements of all of our executive officers and (2) awards under our stock incentive plan. The Compensation Committee is currently comprised of Messrs. Stephen A. Yacktman and E. Dean Butler. The Compensation Committee met on three occasions in 1998.

  The Board held six meetings during 1998. All of the Directors attended 75% or more of the total number of meetings of the Board and those committees on which they served during the last fiscal year.

  We do not have a nominating committee. The entire Board currently is responsible for filling vacancies on the Board as they occur and recommending candidates for election as Directors at the annual meetings of stockholders. The Board will consider individuals recommended for nominations by our stockholders. Such recommendations should be submitted in writing to the Chairman of the Board, who will submit them to the entire Board for its consideration. The recommendation must be accompanied by the consent of the individual nominated to be elected and to serve.

  In addition, the By-Laws require that advance notice of nominations for the election of Directors to be made by a stockholder (as distinguished from a stockholder's recommendation to the Board) be given to our Secretary:

  (1) in the case of an annual meeting, no later than 60 days and no more than 90 days before first anniversary of the previous year's annual meeting, provided, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder must be received no later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the meeting date was mailed or public announcement of the meeting was made; and

  (2) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the meeting was made.

  Such stockholder's notice must include:

  (1) as to each person whom the stockholder proposes to nominate for election as a Director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

  (2)as to the stockholder giving the notice:

    (A) the name and address, as they appear on our books, of such stockholder; and

    (B) the class and number of 1-800 CONTACTS's shares which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and

  (3)as to the beneficial owner, if any, on whose behalf the nomination is made:

    (A) the name and address of such person; and

    (B)the class and number of 1-800 CONTACTS's shares which are beneficially owned by such person.

Compensation Committee Interlocks and Insider Participation

  Prior to our initial public offering in February 1998 (the "IPO"), we did not have a Compensation Committee. The current compensation arrangements for Messrs. Coon, Nichols and Tanner were established by the terms of their respective employment agreements with 1-800 CONTACTS. The terms of such employment agreements were approved by the full Board at the time of the IPO. The Compensation Committee was established in connection with the IPO and is currently comprised of Messrs. Yacktman and Butler.

Certain Relationships and Related Transactions

 Loans to Executive Officers

  At the beginning of our last fiscal year, 1-800 CONTACTS had outstanding loans to Messrs. Coon and Nichols, each an executive officer and Director of 1-800 CONTACTS, in an aggregate of $340,615 and $231,530, respectively, evidenced by promissory notes due on demand. The notes provided for the payment of interest calculated at a rate equal to the prime rate (8.5% at January 1, 1998). These loans were repaid in February 1998 in connection with the distribution of our retained earnings.

 Loans from Significant Stockholder

  Prior to our IPO, we borrowed funds from time to time for working capital and other corporate purposes from Mr. Donald A. Yacktman, a former Director and significant stockholder. In general, these borrowings bore interest at the prime rate plus 2% and were unsecured. We repaid all of our borrowings from Mr. Yacktman with a portion of the net proceeds from our IPO. During our last fiscal year, our largest outstanding indebtedness to Mr. Donald Yacktman was approximately $1.7 million.

 Agreement for Distribution of Retained Earnings and Tax Indemnification

  Immediately prior to completion of our IPO, we entered into the Agreement for Distribution of Retained Earnings and Tax Indemnification (the "Distribution Agreement") with each of our existing stockholders, including Messrs. Coon, Nichols, Stephen A. Yacktman and Donald A. Yacktman (collectively, the "Existing Stockholders"). The Distribution Agreement provides for, among other things, the indemnification of the Existing Stockholders for any losses or liabilities with respect to any additional taxes (including interest, penalties and legal fees) and the repayment to 1-800 CONTACTS of amounts received as refunds, resulting from 1-800 CONTACTS's operations during the period in which it was an S corporation. In addition, the Distribution Agreement provided for the distribution to the Existing Stockholders the amount of our retained earnings from our formation through the date immediately preceding the date we terminated our S corporation status. The following table sets forth the amounts received by our executive officers and/or Directors under the Distribution Agreement:

   Name                                                                 Amount
   ----                                                                --------
   Jonathan C. Coon (1)............................................... $630,962
   John F. Nichols....................................................  633,075
   Stephen A. Yacktman................................................   79,064
   Donald A. Yacktman (2).............................................  237,473

  --------
  (1) Includes $15,756 paid to each of Mr. Coon's two children.
  (2) Mr. Yacktman no longer serves as a Director of 1-800 CONTACTS. Amounts reflected in the table were paid to the Yacktman Family Trust.

 Stock Repurchase Option

  Concurrently with the completion of our IPO, we repurchased from Mr. Donald
A. Yacktman 442,651 shares of Common Stock for an aggregate purchase price of $1.9 million. This repurchase was made pursuant to an option we were granted in connection with Mr. Donald Yacktman's investment in 1-800 CONTACTS in February 1996. In connection with entering in to a promissory note with Mr. Donald A. Yacktman in July 1997, a portion of this option was cancelled.

 Indemnification Agreements

  Immediately prior to the completion of our IPO, each of our Directors and executive officers entered into an indemnification agreement with 1-800 CONTACTS.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires our officers, Directors and persons who beneficially own more than ten percent of 1-800 CONTACTS's Common Stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish 1-800 CONTACTS with copies of all Section 16(a) forms they file.

  Based solely upon a review of the copies of such forms furnished to us, we believe that during the period from February 9, 1998 (the date the Common Stock became registered under the Exchange Act) through January 2, 1999, all
Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with, except that Mr. Nichols reported a purchase of 1,000 shares of Common Stock on a Form 5 rather than a Form 4.

    PROPOSAL NO. 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board has appointed Arthur Andersen LLP as the independent accountants of 1-800 CONTACTS to audit the books and accounts for 1-800 CONTACTS for the year ending January 1, 2000. The Board recommends a vote FOR the ratification of such appointment. Arthur Andersen LLP audited the financial statements of 1-800 CONTACTS for the year ended January 2, 1999. It is expected that a representative of Arthur Andersen LLP will attend the Annual Meeting, with the opportunity to make a statement if he so desires, and will be available to answer appropriate questions.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  Except as otherwise noted, the following table sets forth certain information as of March 31, 1999 as to the security ownership of equity securities of 1-800 CONTACTS by (1) each of the executive officers named in the Summary Compensation Table; (2) each of our Directors and Director nominees; (3) all Directors and executive officers as a group; and (4) each person or entity known to us to be the beneficial owner of five percent or more of the voting securities of 1-800 CONTACTS. All information with respect to beneficial ownership has been furnished by the respective Director, Director nominee, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to the number of shares set forth opposite his or its name.

  Beneficial ownership of the Common Stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

                                                             Number   Percent
Name and Address of Beneficial Owner                        of Shares of Class
------------------------------------                        --------- --------
Directors and Executive Officers:
Jonathan C. Coon (1)(2).................................... 2,366,198   38.0%
John F. Nichols (1)........................................   936,940   14.9
Stephen A. Yacktman (3)....................................   225,366    3.6
Scott S. Tanner (4)........................................    16,245    *
E. Dean Butler (5).........................................    23,993    *
All Directors and executive officers as a group (5 per-
 sons)..................................................... 3,568,742   56.9%
5% Stockholders:
Donald A. Yacktman (6).....................................   546,000    8.7%

--------
*Represents less than one percent.

(1) The address of such person is the executive offices of 1-800 CONTACTS.
(2) Includes: (i) direct beneficial ownership of 2,267,724 shares of Common Stock; (ii) indirect beneficial ownership of 47,987 shares of Common Stock held by Mr. Coon as custodian under the Uniform Gift to Minors Act ("UGMA") for and on behalf of Hannah K. Coon; (iii) indirect beneficial ownership of an aggregate of 47,987 shares of Common Stock held by Mr. Coon as custodian under the UGMA and on behalf of Abigail T. Coon; and
    (iv) indirect beneficial ownership of 2,500 shares of Common Stock held by Mr. Coon as custodian under the UGMA for and on behalf of Samuel Coon.

(3) The address of such person is c/o Yacktman Asset Management Co., 303 West Madison Street, Chicago, Illinois 60606.

(4) Includes 15,995 shares of Common Stock that can be acquired through the exercise of currently exercisable stock options.

(5) Includes 23,993 shares of Common Stock that can be acquired through the exercise of currently exercisable stock options.

(6) Pursuant to a Schedule 13D filed with the SEC on October 13, 1998, Mr. Donald A. Yacktman reported the sole power to vote or to direct the vote of 100,000 shares of Common Stock, and the sole power to dispose or to direct the disposition of 100,000 shares of Common Stock. In addition, Mr. Yacktman, in his capacity as trustee of the Arnold Trust, reported the sole power to vote or to direct the vote of 4,000 shares of Common Stock, and the sole power to dispose or to direct the disposition of 4,000 shares of Common Stock. By virtue of his relationship with Carolyn Z. Yacktman (his spouse), Mr. Yacktman reported that he may be deemed to share voting and dispositive power with respect to the 430,000 shares of Common Stock held by the Yacktman Family Trust (the "Trust") and the 12,000 shares of Common Stock held by her as custodian of her three minor children. Carolyn
    Z. Yacktman serves as a trustee of the Trust. Mr. Donald A. Yacktman disclaims, for the purpose of Section 13(d) or 13(g) of the Exchange Act or otherwise, beneficial ownership of any of the shares of Common Stock beneficially owned by Mrs. Yacktman. The address for Mr. Yacktman is c/o Yacktman Asset Management Co., 303 West Madison Street, Chicago, Illinois 60606 and the address for the Trust is c/o Citicorp Trust South Dakota, 701 East 60th Street North, Sioux Falls, South Dakota 57117.

                      COMPENSATION OF EXECUTIVE OFFICERS

General

  Our executive officers are elected by and serve at the discretion of the Board. The following table sets forth information concerning the compensation earned for the last two fiscal years by our chief executive officer and our other two executive officers (collectively, the "Named Executives"). None of our Named Executives were granted options in our last fiscal year.

                          Summary Compensation Table

                                                                             Long Term
                                                                            Compensation
                                               Annual Compensation             Awards
                                       ----------------------------------- -------------
                                                                            Securities    All Other
                                                             Other Annual   Underlying   Compensation
     Name and Principal Position       Year  Salary   Bonus   Compensation    Options         (a)
     ---------------------------       ---- -------- ------- ------------- ------------- ------------
Jonathan C. Coon...................... 1998 $120,000 $40,500  $49,127 (b)        --         $9,835
 President and Chief Executive Officer 1997  105,042     --        (d)           --         13,440
John F. Nichols....................... 1998 $120,000 $40,500       (d)           --         $3,432
 Vice President, Operations            1997  110,625     --        (d)           --         10,580
Scott S. Tanner(c).................... 1998 $110,000 $47,438       (d)           --         $4,638
 Chief Financial Officer               1997    7,944   1,000       (d)        47,986           357

--------
(a) Reflects payments made by 1-800 CONTACTS to such Named Executives for medical costs and health insurance.
(b) Includes $43,220 for domestic services paid for by 1-800 CONTACTS on behalf of Mr. Coon.
(c) Mr. Tanner joined 1-800 CONTACTS in November 1997.
(d) None of the perquisities and other benefits paid to each of the Named Executives exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by such Named Executives.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

  The following table sets forth information for the Named Executives concerning stock option exercises during 1-800 CONTACTS's last fiscal year and options outstanding at the end of the last fiscal year:

                                                          Number of Securities    Value of Unexercised In-
                                                         Underlying Unexercised     the-Money Options at
                                                           Options at FY-End (#)        FY-End ($)(a)
                                                        ------------------------- -------------------------
                         Shares Acquired     Value
          Name            on Exercise (#)  Realized ($) Unexercisable/Exercisable Unexercisable/Exercisable
          ----           ---------------  ------------  ------------------------- -------------------------
Jonathan C. Coon........       --             --                   -/-                      -/-
John F. Nichols.........       --             --                   -/-                      -/-
Scott S. Tanner.........       --             --              31,991/15,995          $223,937/ $111,965

--------
(a) Based upon a fair market value of the Common Stock at January 2, 1999 of $18.00 per share.

Employment Agreements

  Immediately prior to the completion of the IPO, Messrs. Coon, Nichols and Tanner each entered into an employment agreement with 1-800 CONTACTS (each, an "Employment Agreement"), pursuant to which Mr. Coon agreed to serve as our President and Chief Executive Officer for a period of three years, Mr. Nichols agreed to serve as our Vice President, Operations for a period of three years and Mr. Tanner agreed to serve as our Chief Financial Officer for a period of three years. Pursuant to their respective Employment Agreements, Messrs. Coon, Nichols and Tanner receive: (1) an annual base salary equal to at least $120,000, $120,000 and $110,000 respectively, (2) an annual bonus up to 50% of their annual base salary (upon 1-800 CONTACTS achieving certain operating targets) and (3) certain fringe benefits. If the executive's employment is terminated for any reason prior to the termination of such agreement other than for Cause (as defined therein) or his resignation, he will be entitled to receive his base salary and fringe benefits for 12 months following such termination in addition to 50% of his bonus for the year in which his employment was terminated if the termination is during the first six months of the year or 100% if such termination was during the last six months of the year. Messrs. Coon, Nichols and Tanner have each agreed not to compete with 1-800 CONTACTS for a period of two years following his termination of employment with 1-800 CONTACTS and not to disclose any confidential information at any time without our prior written consent.

Incentive Stock Option Plan

  Prior to the completion of the IPO, we established an Incentive Stock Option Plan (the "Stock Option Plan"). A maximum of 310,000 shares of Common Stock, subject to adjustment, were initially authorized for the granting of stock options under the Stock Option Plan. As of March 31, 1999, options to purchase an aggregate of 69,877 shares of Common Stock, at exercise prices ranging from $5.625 to $15.875 per share, were outstanding under the Stock Option Plan. All of the options granted under the Stock Option Plan vest in three equal installments beginning on the first anniversary of the grant date and have an exercise price equal to the fair market value of the Common Stock on the grant date. Options granted under the Stock Option Plan may be either "incentive stock options," which qualify for special tax treatment under the Internal Revenue Code, or nonqualified stock options. The purposes of the Stock Option Plan are to advance the interests of 1-800 CONTACTS and stockholders by providing our employees with an additional incentive to continue their efforts on behalf of 1-800 CONTACTS, as well as to attract people of experience and ability. The Stock Option Plan is intended to comply with Rule 16b-3 of the Exchange Act.

  All of our officers, directors and other employees are eligible to participate under the Stock Option Plan, as deemed appropriate by the Compensation Committee of the Board of Directors. Eligible employees will not pay us anything to receive options. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The exercise price for incentive stock options must be no less than the fair market value of the Common Stock on the date of grant. The exercise price of nonqualified stock options is not subject to any limitation based on the then current market value of the Common Stock. Options will expire not later than the tenth anniversary of the date of grant. An option holder will be able to exercise options from time to time, subject to vesting. Options will vest immediately upon death or disability of a participant and upon certain change of control events. Upon termination for cause or after 30 days of termination for any other reason by 1-800 CONTACTS, the unvested portion of the options will be forfeited. Subject to the above conditions, the exercise price, duration of the options and vesting provisions will be set by the Compensation Committee of the board of Directors in it discretion.

Compensation Committee Report on Executive Compensation

  This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that 1-800 CONTACTS specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The following report has been submitted by the Compensation Committee of the
Board:

  The Compensation Committee was established by the Board in February 1998 in connection with the IPO. The Compensation Committee is currently comprised on Messrs. Stephen A. Yacktman and E. Dean Butler.

  On a going forward basis, the Compensation Committee will be responsible for:

  (1) reviewing the compensation levels of all executive officers of 1-800 CONTACTS and making recommendations to the full Board; and

  (2) reviewing compensation policies and practices of 1-800 CONTACTS and reporting its recommendations to the full Board.

  In addition, the Compensation Committee will be responsible for the administration of 1-800 CONTACTS's incentive stock option plans. In reviewing 1-800 CONTACTS's compensation programs, the Compensation Committee intends to adhere to a compensation philosophy that:

  (1) attracts and retains qualified executives who will add to the long-term success of 1-800 CONTACTS,

  (2) relates to the achievement of operational and strategic objectives, and

  (3) is commensurate with each executive's performance, level of responsibility and overall contribution to the success of 1-800 CONTACTS.

  In making its recommendations to the full Board concerning adjustments to compensation levels, the Compensation Committee intends to consider the financial condition and operational performance of 1-800 CONTACTS during the prior year. The Compensation Committee expects 1-800 CONTACTS's executive compensation program to consist of three principal components:

  (1) base salary;

  (2) annual bonus; and

  (3) long-term equity incentives.

  Although the Compensation Committee did not participate per se in determining the compensation for 1-800 CONTACTS's executive officers for 1998, the Committee has set forth below a discussion as to how such compensation was determined by the full Board.

 Base Salary. The base salaries for Messrs. Coon, Nichols and Tanner in 1998 were established pursuant to their respective employment agreements with 1-800 CONTACTS. These employment agreements were entered into in connection with the IPO. The terms of Mr. Coon's employment agreement was determined through discussions between Mr. Coon and Donald A. Yacktman, a representative of the Board. The respective terms of the employment agreements of our other executive officers were the result of arms-length negotiations between 1-
800 CONTACTS and such executive officer. See "Compensation of Executive Officers--Employment Agreements." The base salary for each of these executive officers of 1-800 CONTACTS was determined based on the expected level of responsibility of each and competitive market conditions.

 Annual Bonus. Under their respective employment agreements, Messrs. Coon, Nichols and Tanner receive an annual bonus based on our achievement of certain targeted operating results, which are established at the beginning of each year by the full Board. The level of bonus that such executive officer is eligible to earn is also established by the Board at the beginning of each year which was subject to increase based on achievement beyond targeted levels. We achieved such levels in 1998 and, as a result, bonus payments were awarded by the Board for 1998.

  Long-Term Equity Incentives. Both Messrs. Coon and Nichols have significant equity interests in 1-800 CONTACTS. As a result, the Compensation Committee believes their interests are already aligned with those of our stockholders. As a result, the Committee has not granted them significant options or other equity incentives. Prior to the completion of the IPO, 1-800 CONTACTS adopted Stock Option Plan. Since the ultimate value of stock options bear a direct relationship to market price of the Common Stock, the Committee believes that awards under the Stock Option Plan are an effective incentive for 1-800 CONTACTS's management to create value for 1-800 CONTACTS's stockholders. As of March 31, 1999, options to purchase an aggregate of 69,877 shares of Common Stock were outstanding under the Stock Option Plan.

Qualifying Compensation

  The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code ("Section 162(m)") adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for certain executive officers' compensation exceeding $1 million per person in any taxable year unless it is "performance based" within the meaning of Section 162(m). Since to date the cash compensation of each of the Company's executive officers has been well below the $1 million threshold and since the Committee believes that any options granted under the Company's option plan will meet the requirement of being performance-based under the provisions of Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company for fiscal 1998 or prior years. The Company's policy is, to the extent reasonable, to qualify its executive officers' compensation for deductibility under the applicable tax laws.

  The foregoing report has been approved by all members of the Compensation Committee.

                                          Stephen A. Yacktman
                                          E. Dean Butler

                               PERFORMANCE GRAPH

  The following graph compares our cumulative total stockholder return since our Common Stock became publicly traded on February 10, 1998 with the Russell 2000 Index and a peer group index comprised of other optical retail companies. The graph assumes that the value of the investment in 1-800 CONTACTS's Common Stock at its initial public offering price of $12.50 per share and each index was $100.00 on February 10, 1998.

COMPARISON OF 1-800 CONTACTS'S COMMON STOCK, RUSSELL 2000 INDEX AND PEER GROUP
                                     INDEX



                                               FEBRUARY 10, 1998 JANUARY 2, 1999
                                               ----------------- ---------------
1-800 CONTACTS................................      $100.00          $144.00
Russell 2000 Index............................      $100.00          $ 96.00
Peer Group Index (1)..........................      $100.00          $ 63.00

--------
(1) Our peer group is comprised of the following companies: Cole National Corporation, Sterling Vision, Inc., U.S. Vision, Inc. and Vista Eyecare, Inc. The total return for each member of our peer group has been weighted according to each member's stock market capitalization.

       SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

  Proposals of stockholders intended to be eligible for inclusion in 1-800 CONTACTS's proxy statement and proxy card relating to the 2000 annual meeting of stockholders of 1-800 CONTACTS must be received by 1-800 CONTACTS on or before the close of business December 23, 1999. Such proposals should be submitted by certified mail, return receipt requested.

  The By-Laws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the Company's Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting (provided that in the event that date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholders must be received no later than the close of business on the tenth day of the public announcement of such meeting) and that such notice must meet certain other requirements. As a result, stockholders who intend to present a proposal at the 2000 annual meeting without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal no later than March 22, 2000 (assuming the date of next year's annual meeting is not changed by more than 30 days). The Company's proxy related to the 2000 annual meeting will give discretionary voting authority to the proxy holders to vote with respect to any such proposal that is received by the Company after such date. Any stockholder interested in making such a nomination or proposal should request a copy of the provisions of the By-Laws from the Secretary of the Company.

  We will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of 1-800 CONTACTS for the fiscal year ended January 2, 1999, as filed with the Commission, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to our Chief Financial Officer, Scott S. Tanner, 1-800 CONTACTS, INC., 66 E. Wadsworth Park Drive, 3rd Floor, Draper, Utah 84020

                                 OTHER MATTERS

  We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, our Directors, officers and employees may solicit proxies by personal interview, telephone or telegram. Such Directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

  The Directors know of no other matters which are likely to be brought before the Annual Meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors


                                          /s/ John F. Nichols

                                          John F. Nichols
                                          Secretary

April 22, 1999

  IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                        Please date, sign and mail your

                     proxy card back as soon as possible!



                        Annual Meeting of Shareholders

                             1-800 CONTACTS, INC.



                                 May 21, 1999









                Please Detach and Mail in the Envelope Provided


[X] Please mark your
    votes as in this
    example.

            This proxy will be voted as specified, and unless otherwise specified, this proxy will be voted FOR this election as directors of all nominees and FOR Proposals 2 and 3.

                  FOR ALL  WITHHELD ALL                                                                        FOR  AGAINST ABSTAIN
1. ELECTION OF                                  Nominees:  John F. Nichols     2. Proposal to ratify the       [_]    [_]    [_]
   DIRECTORS        [_]       [_]                          Scott S. Tanner        selection of Arthur Andersen
                                                                                  LLP as independent auditors
(To withhold authority to vote for any nominee                                    for the fiscal year 1999.
 with that nominee's name in the space provided
 below.)                                                                       3. Upon or in connection with the transaction of such
                                                                                  other business as may properly come before the
                                                                                  meeting or any adjournment or postponement
                                                                                  thereof.

-----------------------------------------------

                                                                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [_]

                                                                               Please mark, sign, date and return the proxy card
                                                                               promptly using the enclosed envelope.


Signature                                Dated                   , 1999
         -------------------------------      -------------------

Note: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership's name by authorized person.

8888
                             1-800 CONTACTS, INC.
             Proxy Solicited on Behalf of the Board of Directors
                      of the Company for Annual Meeting

                                 MAY 21, 1999

     The undersigned hereby constitutes and appoints Jonathan C. Coon and Stephen A. Yacktman, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders to be held at the executive offices of 1-800 CONTACTS, INC., 66 E. Wadsworth Park Drive, 3rd Floor, Draper, Utah 84020, on Friday, May 21, 1999, and at any adjournment or postponement thereof, on all matters coming before said meeting.

     You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE        [SEE REVERSE
                                                                        SIDE]